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                                                                  Exhibit 99.10

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Minnesota Life Insurance Company and
Contract Owners of Variable Annuity Account:

We consent to the use of our report dated March 31, 2017, on the financial statements of Variable Annuity Account included herein and to the reference to our firm as experts under the heading "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in Part B of the Registration Statement.

                                                  /s/ KPMG LLP

Minneapolis, Minnesota
November 6, 2017

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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder
Minnesota Life Insurance Company:

We consent to the use of our report dated March 8, 2017, with respect to the consolidated financial statements and supplementary schedules of Minnesota Life Insurance Company and subsidiaries included herein and to the reference to our firm as experts under the heading "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in Part B of the Registration Statement.

                                                  /s/ KPMG LLP

Minneapolis, Minnesota
November 6, 2017